SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2007
FILE NUMBER 811-05426
SERIES NO.: 13



72DD. 1. Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                                                      1,310
      2. Dividends for a second class of open-end company shares (000's Omitted)
         Class B                                                          0
         Class C                                                          0
         Institutional Class                                             59

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
      1. Dividends from net investment income
         Class A                                                     0.0596
      2. Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B                                                     0.0000
         Class C                                                     0.0000
         Institutional Class                                         0.1542

74U.  1  Number of shares outstanding (000's Omitted)
         Class A                                                     30,364
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                      2,818
         Class C                                                      5,973
         Institutional Class                                            805


74V.  1  Net asset value per share (to nearest cent)
         Class A                                                     $37.97
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                     $36.72
         Class C                                                     $36.68
         Institutional Class                                         $38.17